                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
            (Date of earliest event reported):  November 19, 1996


                        Gulf South Medical Supply, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                    0-21512                   06-1251310
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File number)             Identification No.)


                   426 Christine Drive, Ridgeland, MS  39157
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (601) 856-5900
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Item 5.      Other Events

         On November 19, 1996, Gulf South Medical Supply, Inc. ("GSMS"), Gateway Healthcare Corporation ("Gateway") and the stockholders of Gateway entered into a certain Stock Purchase Agreement (the "Agreement"), pursuant to which GSMS intends to acquire (the "Acquisition") all of the outstanding capital stock and stock warrants of Gateway for approximately $38.8 million, consisting principally of cash, and warrants to purchase 450,000 shares of GSMS common stock. The respective obligations of each of the parties to consummate the Acquisition are subject to the satisfaction of a number of closing conditions set forth in the Agreement, including compliance with the Hart-Scott-Rodino Act.

         The information contained in the press release of Gulf South Medical Supply, Inc. dated November 19, 1996 attached as Exhibit 99.1 is hereby incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements of Business Acquired.  None.

         (b)     Pro Forma Financial Information.  None.

         (c)     Exhibits.

Exhibit No.      Description

   99.1                Press release of Gulf South Medical Supply, Inc. dated
                       November 19, 1996.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                        GULF SOUTH MEDICAL SUPPLY, INC.



Date: November 27, 1996
                                        By: /s/Thomas G. Hixon
                                            ----------------------------------
                                            Thomas G. Hixon
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                                 EXHIBIT INDEX


                                                                Page Number
Exhibit                                                         in Sequentially
  No.      Description                                          Numbered Copy
-------    -----------                                          ---------------
99.1       Press release of Gulf South Medical Supply, Inc.
           dated November 19, 1996.